FOR IMMEDIATE RELEASE

American Realty Capital Properties Completes Sale of Multi-Tenant Shopping Center Portfolio for
$1.93 Billion to Blackstone-DDR Joint Venture

ARCP Enters into LOI to Sell Five Additional Multi-Tenant Properties for $52.8 Million for

Total Sale Proceeds of $1.979 Billion

Transaction Simplifies ARCP Business Model with Sole Focus as Net Lease Company

New York, New York, October 20, 2014 — American Realty Capital Properties, Inc. (“ARCP”) (NASDAQ: “ARCP”) announced today it completed the sale of substantially all of its multi-tenant shopping center portfolio for approximately $1.93 billion to a joint venture (the “Joint Venture”) between affiliates of Blackstone Real Estate Partners VII (“Blackstone”) and DDR Corp. (NYSE: “DDR”). Additionally, ARCP entered into a Letter of Intent (“LOI”) with an unrelated third party to sell five multi-tenant properties for $52.8 million bringing total sale proceeds to $1.979 billion.

“With the sale of our multi-tenant properties, we continue to focus on reducing complexity while strengthening the ARCP story as the leading, solely-focused net lease REIT,” said David S. Kay, Chief Executive Officer of ARCP. “The disposition to Blackstone and DDR provides approximately $1.34 billion of net proceeds that will be used to reduce leverage by paying down our line of credit as we look towards additional options to further term-out our debt.”

The high-quality, well-located portfolio of power centers, grocery-anchored neighborhood centers and anchored community centers acquired by the joint venture includes 71 properties totaling approximately 11.3 million square feet in 25 states. The disposition of the remaining five properties is expected to close by the end of the year, subject to customary closing conditions.

“This strategic disposition eliminates approximately $550 million of secured debt, improves our portfolio occupancy and weighted average lease term, reduces capital expenditures and streamlines our property operations,” highlighted Lisa E. Beeson, President and Chief Operating Officer of ARCP. “We believe this transaction immediately improves our portfolio and drives long-term value for our shareholders while focusing on our single-tenant, net lease investment strategy.”

About ARCP

ARCP is a leading, self-managed commercial real estate investment trust (“REIT”) focused on investing in single tenant freestanding commercial properties subject to net leases with high credit quality tenants. ARCP owns approximately 4,400 properties totaling 99.1 million square feet of leasable space. Additionally, ARCP acquires and manages assets on behalf of the Cole Capital® non-traded REITs, managing nearly $30 billion of high-quality real estate located in 49 states, as well as Washington D.C., Puerto Rico and Canada. ARCP is a publicly traded Maryland corporation listed on The NASDAQ Global Select Market. Additional information about ARCP can be found on its website at www.arcpreit.com. ARCP may disseminate important information regarding it and its operations, including financial information, through social media platforms such as Twitter, Facebook and LinkedIn.

Forward-Looking Statements

Information set forth herein (including information included or incorporated by reference herein) may contain “forward-looking statements” (as defined in Section 21E of the Securities Exchange Act of 1934, as amended), which reflect ARCP’s expectations regarding future events. The forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements include, but are not limited to, the Company’s plans, market and other expectations, objectives, intentions and other statements that are not historical facts, including its ability to realize the benefits of the sale of its multi-tenant shopping center business to the Joint Venture and its ability to further lengthen the average maturity on its overall debt. Additional factors that may affect future results are contained in ARCP’s filings with the U.S. Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website at www.sec.gov. ARCP disclaims any obligation to update and revise statements contained in these materials based on new information or otherwise.

Contacts:
John Bacon, Vice President, Marketing	Brian S. Block, CFO, Treasurer, Secretary and EVP
American Realty Capital Properties, Inc.	American Realty Capital Properties, Inc.
602.778.6057 | jbacon@arcpreit.com	212.415.6500

Jamie Moser/Jonathan Keehner

Joele Frank, Wilkinson Brimmer Katcher

212.355.4449